As filed with the Securities and Exchange Commission on February 4, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCURY SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2741391
(State of Incorporation)	(I.R.S. Employer Identification Number)
201 Riverneck Road
Chelmsford, Massachusetts 01824
(978) 256-1300
(Address of Principal Executive Offices)

MERCURY SYSTEMS, INC.
Amended and Restated 2005 Stock Incentive Plan
(Full Title of the Plan)

Gerald M. Haines II
Executive Vice President, Chief Financial Officer, and Treasurer
Mercury Systems, Inc.
201 Riverneck Road
Chelmsford, Massachusetts 01824
(978) 256-1300
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(3)
Common Stock	1,700	$18.86	$32,062	$3.23

(1)
The 1,700 shares of the registrant’s common stock listed were part of the shares previously registered by the registrant on Form S-8 (File No. 333-101993 filed on December 19, 2002) in connection with the registrant’s 1997 Stock Option Plan, as amended.

(2)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock to be offered or sold as a result of the anti-dilution provisions of the employee benefit plan described herein, including to prevent dilution resulting from any reorganization, recapitalization, reclassification, stock dividend, stock split, or other similar change.

(3)
Calculated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee, based on the average of the high and low prices on the NASDAQ Global Select Market on February 1, 2016.

EXPLANATORY NOTE
This registration statement is being filed solely for the purpose of registering 1,700 additional shares of common stock, par value $0.01 per share (“Common Stock”), of Mercury Systems, Inc. (the “Company”) to be offered to participants under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”), originally adopted in 2005. The number of shares of Common Stock reserved and available for issuance under the 2005 Plan includes 15,250,178 shares which were previously registered with the Securities and Exchange Commission (the “Commission”) on Form S-8 (File Nos. 333-129929 filed on November 23, 2005, 333-139019 filed on November 30, 2006, 333-149046 filed on February 4, 2008, 333-156364 filed on December 19, 2008, 333-163705 filed on December 14, 2009, 333-172775 filed on March 11, 2011, 333-177771 filed on November 4, 2011, 333-184756 filed on November 5, 2012, 333-192161 filed on November 7, 2013, and 333-199917 filed on November 6, 2014) (collectively, the “Prior Registration Statement”), plus the number of shares underlying any grants previously made under the Company’s 1997 Stock Option Plan, as amended (the “1997 Plan”) that are forfeited, canceled, or are terminated (other than by exercise) from and after the effective date of the 2005 Plan. The 1,700 shares registered hereby have been included in the shares reserved for issuance under the 2005 Plan as a result of the forfeiture, cancellation, or termination (other than by exercise) of grants previously made under the 1997 Plan.
Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise noted below.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents are incorporated herein by reference:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended June 30, 2015, as filed with the Commission on August 13, 2015;
(b)
The Company’s quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2015, as filed with the Commission on November 5, 2015; and ended December 31, 2015, as filed with the Commission on February 4, 2016;

(c)	The Company’s current report on Form 8-K filed with the Commission on December 11, 2015; and
(d)
The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A dated January 7, 1998, as filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Common Stock offered under this registration statement will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. Morgan, Lewis & Bockius LLP does not have a substantial interest, direct or indirect, in the Company.
ITEM 8. EXHIBITS.

Exhibit	Description
4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1.1 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009)
4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.1.2 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010)
4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)
4.4	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed on November 13, 2012)
4.5	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed on June 30, 2015)
4.6
By-laws, amended and restated effective May 4, 2011 (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 5, 2011)

4.7
Mercury Systems, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on October 23, 2015)

5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of KPMG LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)
24.1	Power of Attorney (included in signature page to this registration statement)
*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Chelmsford, the Commonwealth of Massachusetts on this 4th day of February, 2016.

MERCURY SYSTEMS, INC.

By: _/s/ Gerald M. Haines II______________
Gerald M. Haines II
Executive Vice President, Chief Financial Officer,
and Treasurer
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark Aslett and Gerald M. Haines II his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Aslett Mark Aslett	President, Chief Executive Officer, and Director (Principal Executive Officer)	February 4, 2016
/s/ Gerald M. Haines II Gerald M. Haines II	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	February 4, 2016
/s/ Charles A. Speicher Charles A. Speicher	Vice President, Controller, Chief Accounting Officer, and Assistant Treasurer (Principal Accounting Officer)	February 4, 2016
/s/ Vincent Vitto Vincent Vitto	Chairman of the Board of Directors	February 4, 2016
/s/ James K. Bass James K. Bass	Director	February 4, 2016
/s/ Michael A. Daniels Michael A. Daniels	Director	February 4, 2016
/s/ George K. Muellner George K. Muellner	Director	February 4, 2016
/s/ Mark S. Newman Mark S. Newman	Director	February 4, 2016
/s/ William K. O’Brien William K. O’Brien	Director	February 4, 2016

EXHIBIT INDEX

Exhibit	Description
4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1.1 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009)
4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.1.2 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010)
4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005)
4.4	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed on November 13, 2012)
4.5	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed on June 30, 2015)
4.6
By-laws, amended and restated effective May 4, 2011 (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 5, 2011)

4.7
Mercury Systems, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on October 23, 2015)

5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of KPMG LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)
24.1	Power of Attorney (included in signature page to this registration statement)
*	Filed herewith